Exhibit 99.1

1 Overall Commentary • Delta expects to deliver earnings per share for the September quarter of $1.70 - $1.80 and pre - tax margin of ~13%, in line with initial guidance provided in July. ‒ The company estimates Hurricane Florence negatively impacted pre - tax income by ~$30 million and drove a ~0.5 point negative impact to unit revenues. • Total unit revenue for the September quarter is expected to be up 4.0% - 4.5% over prior year driven by strong demand and improving yields, helping the company partially offset a ~35% increase in market fuel prices . • Non - fuel unit costs for the quarter are expected to be flat year over year, a nearly 3 point improvement from the June quarter. Delta remains on track to deliver non - fuel unit cost growth of 1 - 2% for the full year. • Delta returned ~$570 million to shareholders through dividends and share repurchases in the quarter. October 2, 2018 Note: Information for the September quarter 2018 in this investor update is adjusted as described in the reconciliations below. Guidance September Quarter 2018 Earnings Diluted e arnings per share, adjusted $1.70 - $1.80 Pre - tax margin, adjusted ~13% Revenue and Capacity TRASM, adjusted (year - over - year) 4.0% - 4.5% System capacity (year - over - year) 3.9% Expense CASM - Ex (year - over - year) ~ Flat Average fuel price per gallon, adjusted $2.22 - $2.27 Profit sharing expense $350 - 400 million Ancillary businesses expense ~ $350 million Third - party refinery sales ~ $100 million Non - operating expense, adjusted $25 - 50 million Tax Rate ~23% Diluted Share Count ~ 688 million

2 Forward Looking Statements Profit Sharing Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre - tax income before profit sharing expense, special items, and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year. Ancillary Businesses and Third - Party Refinery Sales Delta excludes certain items from unit cost, unit revenue, and margin guidance to provide a more meaningful comparison of our airline operations to the rest of the airline industry. The costs associated with ancillary businesses such as the aircraft maintenance and staffing services we provide to third parties are excluded from CASM - Ex guidance because these businesses are not related to the generation of a seat mile. In addition, third - party refinery sales are excluded from adjusted unit revenue, adjusted margin, and CASM - Ex calculations because they are not indicative of the trends in our airline business. Third - party refinery sales are at or near cost and as such, the margin on these sales is de minimis. Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark - to - market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the perform anc e of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft ; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability o f insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Traine r refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disru pti ons in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivit y o f the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2017 and our 10 - Q for the quarterly period ended March 31, 2018. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of October 2, 2018, and which we have no current intention to update. Non - GAAP Financial Measures Delta sometimes uses information ("non - GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non - GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non - GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Non - GAAP Reconciliations

Diluted Earnings per Share, adjusted. We adjust diluted earnings per share for mark-to-market ("MTM") adjustments and settlements on fuel hedge contracts and unrealized gains/losses on our investments in GOL, China Eastern and Air France-KLM, to determine diluted earnings per share, adjusted.

MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

We record the unrealized gain/loss on our investments in GOL, China Eastern and Air France-KLM in non-operating expense. Adjusting for these items allows investors to better understand and analyze our core operational performance in the period shown.

	(Projected) Three Months Ended September 30, 2018
Diluted earnings per share	$1.82 - $1.92
Adjusted for:	
MTM adjustments and settlements	~ (0.02)
Unrealized gain on investments	~ (0.10)
Diluted earnings per share, adjusted	$1.70 - $1.80

Pre-tax Margin, adjusted. We adjust for unrealized gain/loss on investments to determine pre-tax margin, adjusted, for the same reason described above under the heading Diluted Earnings per Share, adjusted.

	(Projected) Three Months Ended September 30, 2018
Pre-tax margin	~14%
Adjusted for:	
Unrealized gain on investments	~(1)%
Pre-tax margin, adjusted	~13%

Total Revenue Per Available Seat Mile "TRASM", adjusted. We adjust TRASM for refinery sales to third parties to determine TRASM, adjusted because these revenues are not related to our airline segment. TRASM, adjusted therefore provides a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	(Projected) Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
TRASM (cents)	16.36 - 16.44	15.76
Third-party refinery sales	~ (0.16)	(0.18)
TRASM, adjusted	16.20 - 16.28	15.58
Year-over-year change	4.0% - 4.5%	

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Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Ancillary businesses and refinery. These expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	(Projected) Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Change
CASM (cents)	14.16 - 14.26	13.17	
Adjusted for:			
Aircraft fuel and related taxes	~ (3.46)	(2.54)	
Ancillary businesses and refinery	~ (0.60)	(0.55)	
Profit sharing	~ (0.53)	(0.45)	
CASM-Ex	9.57 - 9.67	9.63	~ Flat
Improvement from June quarter			~ (3)%

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Change
CASM (cents)	14.73	13.23	
Adjusted for:			
Aircraft fuel and related taxes	(3.41)	(2.55)	
Ancillary businesses and refinery	(0.72)	(0.44)	
Profit sharing	(0.58)	(0.51)	
CASM-Ex	10.02	9.73	2.9%

Average Fuel Price Per Gallon, adjusted. We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Diluted Earnings per Share, adjusted.

	(Projected) Three Months Ended September 30, 2018
Average fuel price per gallon	$ 2.21 - 2.26
MTM adjustments and settlements	~ 0.01
Total fuel price per gallon, adjusted	$ 2.22 - 2.27

Non-operating Expense, adjusted. We adjust for investment MTM adjustments and unrealized gain/loss on investments to determine non-operating expense, adjusted for the same reason described above in the heading Diluted Earnings per Share, adjusted.

(in millions)	(Projected) Three Months Ended September 30, 2018
Non-operating income	$(25) - (50)
Adjusted for:	
Investment MTM adjustments	~ 5
Unrealized gain on investments	~ 70
Non-operating expense, adjusted	$25 - 50

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